                                                                    Exhibit 13.3

            LOYALTY MAGIC PTY LIMITED

            SPECIAL PURPOSE FINANCIAL REPORT
            FOR THE YEAR ENDED
            30TH JUNE 2005

                            LOYALTY MAGIC PTY LIMITED

                               A.C.N. 075 350 239

                                    CONTENTS

Declaration by Directors

Balance Sheet

Profit and Loss

Notes to and Forming Part of the Financial Statements

Statement of Cash Flows

Independent Auditor's Report

                            LOYALTY MAGIC PTY LIMITED

                                  BALANCE SHEET
                              AS AT 30TH JUNE 2005

                                  NOTE      2005           2004
                                              $              $
------------------------------------------------------------------
CURRENT ASSETS
Cash ........................        2       43,446        659,991
Receivables .................        3      855,159        450,248
Investments .................        4            4              4
Other .......................        5        7,611         30,795
                                         ----------     ----------
TOTAL CURRENT ASSETS ........               906,220      1,141,038
                                         ----------     ----------
NON-CURRENT ASSETS
Property, plant and equipment        6      220,886        157,816
Intangibles .................        7      280,963         54,391
                                         ----------     ----------
TOTAL NON-CURRENT ASSETS ....               501,849        212,207
                                         ----------     ----------
TOTAL ASSETS ................             1,408,069      1,353,245
                                         ==========     ==========
CURRENT LIABILITIES
Accounts Payable ............        8      168,638        149,461
Borrowings ..................        9       34,672         34,242
Provisions ..................       10      137,684        243,301
Other .......................       11      117,909        133,470
                                         ----------     ----------
TOTAL CURRENT LIABILITIES ...               458,903        560,474
                                         ----------     ----------
NON-CURRENT LIABILITIES
Borrowings ..................        9       67,817             --
Provisions ..................       10       10,617             --
                                         ----------     ----------
TOTAL NON-CURRENT LIABILITIES                78,434             --
                                         ----------     ----------
TOTAL LIABILITIES ...........               537,337        560,474
                                         ==========     ==========
NET ASSETS (LIABILITIES) ....               870,732        792,771
                                         ==========     ==========
EQUITY
Issued capital ..............       12    2,699,429      2,699,029
Accumulated losses ..........            (1,828,697)    (1,906,258)
                                         ----------     ----------
TOTAL EQUITY ................               870,732        792,771
                                         ==========     ==========

                            LOYALTY MAGIC PTY LIMITED

                                  PROFIT & LOSS
                        FOR THE YEAR ENDED 30TH JUNE 2005

                                              NOTE        2005           2004
                                                            $              $
--------------------------------------------------------------------------------
NET PROFIT(LOSS) BEFORE INCOME TAX .....                 (163,999)       236,693
Income Tax Expense .....................                  241,560         57,728
                                                       ----------     ----------
NET PROFIT(LOSS) AFTER INCOME TAX ......                   77,561        294,421

Retained Profits (Accumulated Losses) at
the beginning of the Financial Year ....               (1,906,258)    (2,200,679)
                                                       ----------     ----------
TOTAL AVAILABLE FOR APPROPRIATION ......               (1,828,697)    (1,906,258)
                                                       ----------     ----------
RETAINED PROFITS (ACCUMULATED LOSSES)
AT END OF FINANCIAL YEAR ...............               (1,828,697)    (1,906,258)
                                                       ==========     ==========

                            LOYALTY MAGIC PTY LIMITED

                             PROFIT AND LOSS ACCOUNT
                        FOR THE YEAR ENDED 30TH JUNE 2005

                                                           2005            2004
                                                             $              $
--------------------------------------------------------------------------------

SALES
ASP Sales                                                2,131,431     1,899,456
Subscription Services                                      113,031        11,475
License Income                                             252,137       617,259
Support Services                                           259,173       180,319
International Sales                                         90,000        73,600
                                                        ----------    ----------
                                                         2,845,772     2,782,109

LESS: DIRECT COSTS
Purchases                                                  117,292       149,061
Contract Data Entry                                        217,387       243,106
Terminal Costs                                              25,500        40,616
                                                        ----------    ----------
                                                           360,179       432,783
                                                        ----------    ----------
GROSS PROFIT FROM TRADING                                2,485,593     2,349,326

EXPENDITURE                                              2,667,750     2,131,849
                                                        ----------    ----------
                                                          (182,157)      217,477

OTHER INCOME
Interest Received                                            9,908        14,266
Government Subsidies                                         8,250         4,950
                                                        ----------    ----------
                                                            18,158        19,216
                                                        ----------    ----------
NET (PROFIT)LOSS                                           163,999      (236,693)
                                                        ==========    ==========

                            LOYALTY MAGIC PTY LIMITED

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 2005

1     STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES

      This financial report is a special purpose financial report prepared for the use by the members and directors of the company. Although the directors have determined that the company is not a reporting entity, the report has been prepared in accordance with Accounting Standards, Urgent Issues Group Consensus Views, other authoritative pronouncements of the Australian Accounting Standards Board and the Corporations Act 2001.

      The report is also prepared on an accruals basis and is based on historic cost and does not take into account changing money values or, except where specifically stated, current valuations of non-current assets. The following material accounting policies, which are consistent with the previous period unless otherwise stated, have been adopted in the preparation of this report:-

      (a)   INCOME TAX

      The company adopts the liability method of tax effect accounting whereby the income tax expense is based on the operating profit adjusted for any permanent differences.

      Future income tax benefits are not brought to account unless realisation of the asset is assured beyond any reasonable doubt. Future income tax benefits in relation to tax losses are not brought to account unless there is virtual certainty of realisation of the benefit.

      (b)   PROPERTY, PLANT AND EQUIPMENT

      Each class of property, plant and equipment is accounted for at cost less accumulated depreciation, and is depreciated on a diminishing value basis over the expected useful lives to the company.

      (c)   INTANGIBLES

      Web Site development costs are capitalised until completion of the relevant platform, then amortised on a straight line basis over the period during which the site is expected to benefit the company.

      (d)   EMPLOYEE ENTITLEMENTS

      Provision is made for employee entitlements arising from services rendered by employees to balance date.

      (e)   GOODS AND SERVICES TAX

      Revenues, expenses and assets are recognised net of the amount of goods and services tax (GST), except where the amount of GST incurred is not recoverable from the Australian Tax Office (ATO). In these circumstances the GST is recognised as part of the cost of acquisition of the asset or as part of the cost of the expense.

      The net amount of GST recoverable, or payable to, the ATO is included as a current asset or liability in the balance sheet.

                            LOYALTY MAGIC PTY LIMITED

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 2005

1     STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

      (f)   REVENUE RECOGNITION

      Main Areas of Income

      (i)   Application Service Provision Income

      Fixed Charge Management fees - Invoiced monthly and brought to account monthly Variable Fees - Invoiced monthly based on volume of transactions processed

      (ii)  Licensed Income

      Customisation of Software - Taken up as unearned income and brought to account as revenue, on completion of agreed milestones.

      Support Fees - Invoiced in advance, taken up as unearned income and transferred to revenue depending on the contract terms.

      Upgrade rights - Invoiced annually in advance, taken up as unearned income and transferred to revenue monthly on a straight line basis.

      (g)   LEASES

      Leases of fixed assets, where substantially all the risks and benefits incidental to the ownership of the asset, but not legal ownership, are transferred to the company are classified as finance leases.

      Finance leases are capitalised recording an asset and a liability equal to the present value of the minimum lease payments, including any guaranteed residual value.

      Leased assets are depreciated on a straight line basis over their estimated useful lives where it is likely that the economic entity will obtain ownership of the asset or over the term of the lease. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.

      CONFORMITY WITH UNITED STATES OF AMERICA (US) GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP)

      In order to comply with the provisions of US GAAP, capitalised Web Development and new platform development costs of $279,170 (refer to note 7), should be written off as expenses in the year ended 30th June 2005. This adjustment would reduce the company's net profit for the year by $279,170 and reduce net assets at 30th June, 2005 by $279,170.

                            LOYALTY MAGIC PTY LIMITED

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 2005

                                                             2005        2004
                                                              $            $
-------------------------------------------------------------------------------
2     CASH

      Petty Cash                                                200         200
      Cash at Bank                                           43,246     659,791
                                                           --------    --------
                                                             43,446     659,991
                                                           ========    ========

3     RECEIVABLES

      CURRENT
      Trade Debtors                                         633,599     407,520
      Less: Provision for Doubtful Debts                    (80,000)    (30,000)
                                                           --------    --------
                                                            553,599     377,520
                                                           --------    --------
      Sundry Debtors                                        286,560      57,728
      Rental Bond                                            15,000      15,000
                                                           --------    --------
                                                            855,159     450,248
                                                           ========    ========

4     INVESTMENTS

      CURRENT
      Shares in Associated Companies                              4           4
                                                           ========    ========

5     OTHER ASSETS

      CURRENT
      Prepayments                                             7,611      30,795
                                                           ========    ========

                            LOYALTY MAGIC PTY LIMITED

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 2005

                                                             2005        2004
                                                               $           $
-------------------------------------------------------------------------------
6     PROPERTY, PLANT & EQUIPMENT

      Office Furniture & Equipment at Cost                  366,722     416,163
      Less: Accumulated Depreciation                       (220,393)   (258,347)
                                                           --------    --------
                                                            146,329     157,816
                                                           --------    --------
      Leased Assets at Cost                                  92,556          --
      Less: Accumulated Amortisation                        (17,999)         --
                                                           --------    --------
                                                             74,557          --
                                                           --------    --------

      TOTAL PROPERTY, PLANT & EQUIPMENT                     220,886     157,816
                                                           ========    ========

7     INTANGIBLES

      Development of New Platform - at cost                 209,173          --
      Patents & Trademarks                                    1,773          --
      Web Development - at cost                              84,020      54,391
      Less: Accumulated Amortisation                        (14,003)         --
                                                           --------    --------
                                                             70,017      54,391

                                                           --------    --------
                                                            280,963      54,391
                                                           ========    ========

8     ACCOUNTS PAYABLE

      CURRENT
      Sundry Creditors                                       44,903      27,198
      Trade Creditors                                       123,735     122,263
                                                           --------    --------
                                                            168,638     149,461
                                                           ========    ========

9     BORROWINGS

      CURRENT
      GST Payable                                            34,672      34,242
                                                           ========    ========
      NON-CURRENT
      Lease Liability                                        67,817          --
                                                           ========    ========

                            LOYALTY MAGIC PTY LIMITED

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 2005

                                                          2005           2004
                                                            $              $
--------------------------------------------------------------------------------
10    PROVISIONS

      CURRENT
      Provision for Annual Leave                          104,635         81,654
      Provision for Bonuses                                33,049        161,647

      NON CURRENT
      Provision for Long Service Leave                     10,617             --

                                                        ---------      ---------
      Aggregate employee entitlement liability            148,301        243,301
                                                        =========      =========

11 OTHER LIABILITIES

      CURRENT
      Income in Advance                                   117,909        133,470
                                                        =========      =========

12 ISSUED CAPITAL

      PAID UP CAPITAL:
      Issued Capital                                    2,699,429      2,699,029
                                                        =========      =========

13 EXPENDITURE

      Salaries                                          1,460,293      1,156,712
      General and Administrative                        1,207,457        975,137

                                                        ---------      ---------
      Total Expenditure                                 2,667,750      2,131,849
                                                        =========      =========

14    INCOME TAX EXPENSE

No income tax is payable on the net profit for the year as the company has accumulated losses available as an income tax deduction from prior years.

Future income tax benefits not brought to account, the benefits of which will only be realised if the relevant conditions for deductibility occur:

      - timing differences    34,576    24,496
      - tax losses            66,643   243,053
                             -------   -------
      Total                  101,219   267,549
                             =======   =======

Further, the company is entitled to receive a grant of $241,560 (2004 - $57,728) from the Australian Taxation Office in respect of research and development expenditure for the year ended 30 June 2005.

                            LOYALTY MAGIC PTY LIMITED

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 2005

                                                                 NOTE       2005        2004
                                                                              $           $
----------------------------------------------------------------------------------------------
15    STATEMENT OF CASH FLOWS

      RECONCILIATION OF OPERATING PROFIT TO NET CASH

      INFLOW FROM OPERATING ACTIVITIES

      Operating profit/(loss) after income tax                              77,561     294,421
      Depreciation expense                                                  51,875      41,044

      CHANGE IN OPERATING ASSETS AND LIABILITIES

      (Increase)/Decrease  in trade and other receivables                 (221,079)    109,438
      (Increase)/Decrease in prepayments                                    23,184     (21,985)
      Increase/(Decrease) in trade and other creditors                      19,607      42,224
      Increase/(Decrease) in borrowings                                         --     (44,948)
      Increase/(Decrease) in provisions                                    (95,000)    (75,871)
      Increase/(Decrease) in unearned income                               (15,561)      2,887
      Increase/(Decrease) in provision for income tax                     (183,832)    326,402

                                                                          --------     -------

      Net cash flow from operating activities                             (343,245)    673,612
                                                                          ========     =======

During the financial year the company acquired property, plant and equipment with a cost of $92,556, by means of finance leases, these acquisitions are not reflected in the Statement of Cash Flows.

16 CAPITAL AND LEASING COMMITMENTS

      Finance Lease Commitments Payable

      - not later than 1 year                                               33,588          --
      - later than 1 year but not later than 5 yrs                          35,241          --
      - later than 5 years                                                      --          --
                                                                          --------     -------

      Minimum lease payments                                                68,829
      Less future finance charges                                           (1,011)
                                                                          --------     -------
      Total Lease Liability                                       9         67,818          --
                                                                          --------     -------

      Operating Leases Commitments Payable

      - no later than 1 year                                                66,938      63,548
      - later than 1 year but not later than 5 years                        76,428     143,365
      - later than 5 years                                                      --          --
                                                                          --------     -------

      Total Lease Liability                                                143,365     206,914
                                                                          --------     -------

                            LOYALTY MAGIC PTY LIMITED

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED 30TH JUNE 2005

                                                                 NOTE       2005       2004
                                                                              $          $
----------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES

Receipts from customers                                                  2,617,382   2,899,384
Payments to suppliers and employees                                     (3,024,948) (2,621,208)
Interest Received                                                            9,907      14,266
Interest  Paid                                                              (3,314)     (2,960)
Income Tax Refund                                                           57,728     384,130
                                                                        ----------   ---------
NET CASH INFLOW FROM OPERATING ACTIVITIES                         15      (343,245)    673,612

CASH FLOWS FROM INVESTING ACTIVITIES

Payments for property, plant and equipment                                 (21,700)    (61,833)
Proceeds from sale of property, plant and equipment                             --          --
Payments for Web Development                                              (226,572)    (54,391)
                                                                        ----------   ---------
NET CASH OUTFLOW FROM INVESTING ACTIVITIES                                (248,272)   (116,224)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from issue of Ordinary Shares                                         400         538
Repayment of lease liabilities                                             (25,428)         --
                                                                        ----------   ---------
Net cash inflow/(outflow) from financing activities                        (25,028)        538

Net increase/(decrease) in cash held                                      (616,545)    557,926

Cash at the beginning of the financial year                        2       659,991     102,065
                                                                        ----------   ---------
CASH AT THE END OF THE FINANCIAL YEAR                              2        43,446      43,446
                                                                        ----------   ---------

INDEPENDENT AUDIT REPORT TO THE MEMBERS OF LOYALTY MAGIC PTY LTD

SCOPE

The financial report and the Directors responsibility

The special purpose financial report comprises the attached Balance Sheet, Profit and Loss Statement, Statement of Cash Flows, accompanying notes to the financial statements, and Directors' Declaration of Loyalty Magic Pty Ltd, for the year ended 30 June 2005. The Directors are responsible for the preparation and true and fair presentation of the special purpose financial report and have determined that the accounting policies used and described in Note 1 to the financial statements are appropriate to meet the requirements of the Corporations Act 2001 and are appropriate to meet the needs of the Members. This includes responsibility for the maintenance of adequate accounting records and internal controls that are designed to prevent and detect fraud and error, and for the accounting policies and accounting estimates inherent in the special purpose financial report.

Audit approach

We conducted an independent audit in order to express an opinion to the Members of Loyalty Magic Pty Ltd. No opinion is expressed as to whether the accounting policies used, and described in Note 1, are appropriate to the needs of the members. Our audit was conducted in accordance with Australian Auditing and Assurance Standards in order to provide reasonable assurance as to whether the special purpose financial report is free of material misstatement. The financial report has been prepared for distribution to the Members. We disclaim any assumption of responsibility for any reliance on this audit report or on the special purpose financial report to which it relates to any person other than the Members, or for any purpose other than that for which it was prepared.

The nature of an audit is influenced by factors such as the use of professional judgement, selective testing, the inherent limitations of internal controls, and the availability of persuasive rather than conclusive evidence. Therefore, an audit cannot guarantee that all material misstatements have been detected.

We performed procedures to assess whether in all material respects the special purpose financial report presents fairly, in accordance with Accounting Standards and other mandatory financial reporting requirements in Australia, a view which is consistent with our understanding of the company's financial position, and of its performance as represented by the results of its operations.

We formed our audit opinion on the basis of these procedures, which included:

- examining, on a test basis, information to provide evidence supporting the amounts and disclosures in the special purpose financial report, and

- assessing the appropriateness of the accounting policies and disclosures used and the reasonableness of significant accounting estimates made by the Directors.

While we considered the effectiveness of management's internal controls over financial reporting when determining the nature and extent of our procedures, our audit was not designed to provide assurance on internal controls. Our audit did not involve an analysis of the prudence of business decisions made by management or the Directors.

INDEPENDENCE

In conducting our audit, we followed applicable independence requirements of Australian professional ethical pronouncements and the Corporations Act 2001.

AUDIT OPINION

In our opinion, the special purpose financial report of Loyalty Magic Pty Ltd is in accordance with:

(a)   the Corporations Act 2001 including:

      (i) giving a true and fair view of the company's financial position as at 30 June 2005 and its performance for the year ended on that date; and

      (ii) complying with Accounting Standards in Australia to the extent described in Note 1 and the Corporations Regulations 2001; and

(b) other mandatory professional reporting requirements in Australia to the extent described in Note 1.

McInnes, Graham & Gibbs
Chartered Accountants

Jeffrey E Graham
Partner

      December 2005